UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Health Insurance Innovations, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-1282634
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-185596
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A common stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1:	Description of Registrant’s Securities to be Registered

The description under the heading “Description of Capital Stock” relating to the Registrant’s Class A common stock, par value $0.001 per share (the “Shares”), in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-185596) as originally filed with the Securities and Exchange Commission on December 20, 2012, as amended (the “Registration Statement”), is incorporated herein by reference. In addition, a description of the Class A common stock will be included under the heading “Description of Capital Stock” relating to the Shares in the Registrant’s final prospectus to be subsequently filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus shall be incorporated herein by reference.

Item 2:	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Health Insurance Innovations, Inc.

By:	/s/ Michael W. Kosloske
Name: Michael W. Kosloske
Title: Chairman, President and Chief Executive Officer

Date: February 7, 2013

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